Exhibit 10.55

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

WARRANTY DEED

Date: May 21, 2004

Grantor: WESLEY BRAD VANDEVER AND WANDA JEANETTE VANDEVER

Grantor’s Mailing Address (including county):	Route 1 Box 22, Talco,
Titus County, Texas 75487

Grantee: ENERGYTEC, INC.

Grantee’s Mailing Address (including county):	1487 Preston Rd., Ste. 550, Dallas,
Dallas County, Texas 75254

Consideration: Ten and No/100 Dollars ($10.00) and other valuable consideration paid by Grantee, the receipt of which is hereby acknowledged.

Property (including any improvements):

All that certain lot or parcel of land situated in Titus County, Texas, in the Geo. Dyer Survey, Abst. No. 182 and about 14 miles North of Mt. Pleasant, Texas and being described as

BEGINNING on the NBL of said Dyer Survey, 715 vrs. West from NEC of same;

THENCE SOUTH 790 vrs. to a stake;

THENCE WEST 393.5 vrs. a stake;

THENCE NORTH 790 vrs. a stake on the NBL of said Dryer Survey;

THENCE EAST with said NBL 393.5 vrs. to the place of BEGINNING and containing 55 acres of land, more or less.

Reservations and Exceptions to Conveyance and Warranty:

This conveyance is subject to any and all easements, restrictions, leases, mineral and royalty reservations and/or conveyances heretofore made and of record in the office of the County Clerk of Titus County, Texas.

Grantor, for the consideration and subject to the reservations from and exceptions to conveyance and warranty, grants, sells, and conveys to Grantee the property, together with all and singular the rights and appurtenances thereto in any wise belonging, to have and hold it to Grantee, Grantee’s heirs, executors, administrators, successors, or assigns forever. Grantor binds Grantor and Grantor’s heirs, executors, administrators, and successors to warrant and forever defend all and singular the property to Grantee and Grantee’s heirs, executors, administrators, successors, and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof, except as to the reservations from and exceptions to conveyance and warranty.

When the context requires, singular nouns and pronouns include the plural.

EXECUTED on this the 21st day of May, 2004

/s/ Wesley Brad Vandever
WESLEY BRAD VANDEVER

/s/ Wanda Jeanette Vandever
WANDA JEANETTE VANDEVER

THE STATE OF TEXAS	( )

COUNTY OF TITUS	( )

This instrument was acknowledged before me on the 21st day of May, 2004, by WESLEY BRAD VANDEVER.

/s/ Joe D. Flanagan
Notary Public, State of Texas.

THE STATE OF TEXAS	( )

COUNTY OF TITUS	( )

This instrument was acknowledged before me on the 21st day of May, 2004, by WANDA JEANETTE VANDEVER.

/s/ Joe D. Flanagan
Notary Public, State of Texas.

AFTER RECORDING RETURN TO:	PREPARED IN THE LAW OFFICE OF:
Energytec, Inc.	Flanagan & Flanagan
1487 Preston Rd. Ste 550	P. O. Box 1224
Dallas, Texas 75254	Mt. Pleasant, Texas 75456-1224